For Immediate Release

Media:
Thomas Furr
Smart Online, Inc.
919-765-5000
tfurr@smartonline.com

Smart Online Reports Q4 and Full Year 2005 Financial Results;
Independent Counsel Shares Final Findings of Audit Committee Investigation

Smart Online Increases Fourth Quarter Revenue

RESEARCH TRIANGLE PARK, N.C., July 07, 2006 — Smart Online today reported results for the fourth quarter (unaudited) and twelve months ended (audited) December 31, 2005.

“The fourth quarter was a growth period for Smart Online during which we continued to execute our strategy to take advantage of the growing small business software-as-a-services sector,” said Michael Nouri, president and chief executive officer of Smart Online. “Our team has worked tirelessly to continue to build out our broad suite of applications with the recent launch of our new Sales Force Automation product. We believe this effort is further validation to our commitment to provide our small business customers a full suite of daily use software-as-a-service (SaaS) applications to manage their money, customers, and employees.”

For the fourth quarter of 2005, revenue increased to $1,697,930 compared to $279,852 for the same period in 2004. Gross margins were 81% for the fourth quarter for both 2005 and 2004. Net loss attributable to common stockholders for the quarter was $12,254,789, or $0.84 per share, compared to $296,691, or $0.03 per share, in the fourth quarter of 2004. Of the fourth quarter loss, $9,737,500 was a non-cash charge related to common shares issued for certain investor relations services. Acquisitions closed in the fourth quarter accounted for $1,348,869 or 79% of consolidated fourth quarter revenue. (All fourth quarter numbers are unaudited).

For the twelve months ended December 31, 2005, revenue increased to $2,701,976 compared to $1,002,970 for the same period in 2004. Gross margins improved from 79.0% of revenue to 85.0%. Net loss attributable to common shareholders was $15,590,609, or $1.20 per share, compared to a lost of $2,671,929, or $0.82 per share, for the same period in 2004. Of the twelve months ended December 31, 2005 loss, $9,737,500 was a non-cash charge related to common shares issued for certain investor relations services. Acquisitions closed in the fourth quarter accounted for $1,348,869 or 50% of consolidated revenue for the twelve months ended December 31, 2005.

On January 17, 2006, the Securities and Exchange Commission (“SEC”) temporarily suspended the trading of the securities of the Company. In its “Order of Suspension of Trading,” the SEC stated that the reason for the suspension was a lack of current and accurate information concerning the Company’s securities because of possible manipulative conduct occurring in the market for the Company’s stock. Simultaneously with the suspension, the SEC advised us that it is conducting a non-public investigation. In March 2006, our Board of Directors authorized its Audit Committee to conduct an internal investigation of matters relating to the SEC matter. The Audit Committee retained independent outside legal counsel to assist in conducting the investigation. On July 7, 2006, the independent outside legal counsel shared final findings with the Audit Committee, which were then shared with the full Board of Directors. The Audit Committee has not concluded that any of our officers or directors have engaged in fraudulent or criminal activity. However, it did conclude that we lacked an adequate control environment, and will take action to address certain conduct of management that was revealed as a result of the investigation. As one of the results of these findings, Mr. Jeffrey LeRose was appointed to the position of non-executive Chairman of the Board of Directors to separate the leadership of the Board of Directors from the management of the Company, which is a recommended best practice for solid corporate governance. Mr. Nouri has stepped down as Chairman of the Board of Directors, but will continue to serve as our President, Chief Executive Officer and as a member of the Board of Directors.

In commenting on the final findings, Mr. Nouri stated, “I would like to thank Mr. LeRose for accepting this additional responsibility, which will take more time and effort on his behalf. The Company and I are focused on and committed to improving the corporate governance and compliance practices throughout the Company.”

Mr. LeRose added, “In order to achieve Smart Online’s significant potential, we will be implementing additional changes to our controls and procedures to address the issues raised during the investigation. This, in combination with previously planned actions, will assist the Company in complying with Section 404 of the Sarbanes-Oxley Act, which compliance is required by non-accelerated filers, such as Smart Online, by the end of 2007.”

About Smart Online, Inc.
Smart Online Inc. (SOLN), a pioneer of Web-native applications, offers a private-label syndicated online business platform that enables Web delivery of applications and services used to start and grow small-to-medium size businesses. In 1999, Smart Online converted its business applications to a Software-as-a-Service (SaaS) Web delivery model. Today, the company markets its Web-based business applications to customers via http://www.smartonline.com and by private-labeling its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites Smart Online’s applications to enable their existing business customers, and new customers, to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

The tables attached to this release are an integral part of the release and should be read in conjunction with this release.

Smart Online, the Smart Online logo, and OneBiz Conductor are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward-Looking Statements
This announcement contains forward-looking statements regarding the investigation of the Securities and Exchange Commission into trading of the Company’s securities and an internal investigation. These statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to how long it takes to implement the controls and procedures stemming from the Audit Committee’s investigation; the unresolved status of the SEC investigation; the considerable management time and attention required and substantial expenses incurred related to the SEC and Audit Committee investigations regardless of their outcome; and our ability to attract qualified independent Board members. The conclusions of the Audit Committee are based on the information reviewed by the Audit Committee with assistance of independent counsel and are limited to matters related to the SEC investigation. More information about potential factors which could affect our business and financial results is included in our Annual Report on Form 10-K for the year ended December 31, 2004 and subsequent reports filed with the SEC. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

(tables follow)
Balance Sheet

	December 31, 2005	December 31, 2004
	(audited)	(audited)
		$
Current Assets	$2,615,290		667,548

		$
Total Assets	$ _14,558,079		773,701

		$
Current Liabilities	$4,922,159		1,592,977

		$
Long-Term Obligations	$2,963,289		1,091,814

		$
Total Liabilities	$7,885,448		2,684,791

		$
Total Stockholder’s Equity (Deficit)	$6,672,631		(1,911,090)

Statement of Operations

	Three Months Ended			Twelve Months Ended
	(unaudited)			(audited)
	December 31, 2005		December 31, 2004	December 31, 2005		December 31, 2004

Revenue		$1,697,930	$279,852		$2,701,976		$1,002,970

Operating Expenses		$13,533,123	$726,789		$18,367,983		$3,593,289

Loss from Operations		$(12,156,577)	$(499,303)		$(16,066,829)		$(2,801,935)

Net Loss Attributed to Common Stockholders		$(12,254,789)	$(296,691)		$(15,590,609)		$(8,319,049)

Net Loss per Share	$			$		$
– Basic and Diluted		(0.84)	$(0.03)		(1.20)		(0.82)

Number of Shares Used in Per Share Calculation		14,667,137	11,630,471		12,960,006		10,197,334